                                                                     EXHIBIT 4.6


                                                                [CONFORMED COPY]



================================================================================



                                TRUST AGREEMENT


                                     among


                GENERAL ELECTRIC CREDIT CORPORATION OF GEORGIA,
                               Owner Participant


                                      and

                      FLEET NATIONAL BANK OF CONNECTICUT,
                            Corporate Owner Trustee


                                      and


                              MICHAEL M. HOPKINS,
                         Individual Owner Trustee, as
                         appointed under Section 10.2.


                                ______________

                         Dated as of December 12, 1995

                                ______________


================================================================================

           Sale Leaseback of an Undivided Interest in an Oil and Gas
                               Production System

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

SECTION 1.     DEFINITIONS................................................     1

SECTION 2.     AUTHORITY TO EXECUTE AND PERFORM
               VARIOUS DOCUMENTS..........................................     1

     2.1       Authority to Execute and Perform Various
               Documents..................................................     1

SECTION 3.     DECLARATION OF TRUST.......................................     2

     3.1       Appointment of the Owner Trustee...........................     2
     3.2       Declaration of Trust by Corporate Owner
               Trustee....................................................     2
     3.3       Declaration of Trust by the Individual
               Owner Trustee..............................................     2

SECTION 4.     PAYMENTS...................................................     2

     4.1       Payments from Trust Estate Only............................     2
     4.2       Method of Payment..........................................     3

SECTION 5.     DISTRIBUTIONS..............................................     3

     5.1       Payments to the Indenture Trustee..........................     3
     5.2       Payments to the Owner Trustees.............................     4
     5.3       Excepted Payments..........................................     4

SECTION 6.     CERTAIN DUTIES OF THE OWNER TRUSTEES.......................     4

     6.1       Notice of Certain Events...................................     4
     6.2       Action Upon Instructions...................................     5
     6.3       Indemnification............................................     5
     6.4       No Duties Except as Specified..............................     6
     6.5       No Action Except Under Specified Documents
               or Instructions............................................     7
     6.6       Tax Returns; Records.......................................     7
     6.7       Absence of Certain Duties..................................     7
     6.8       Fixed Investment Trust.....................................     8
     6.9       Place of Administration....................................     8

                                                                            Page
                                                                            ----
SECTION 7.     THE OWNER TRUSTEES.........................................     8

     7.1       Acceptance of Trusts and Duties............................     8
     7.2       Furnishing of Documents....................................     9
     7.3       No Representations or Warranties as to the
               Undivided Interest or Documents............................     9
     7.4       No Segregation of Moneys; No Interest......................     9
     7.5       Reliance; Advice of Counsel................................    10
     7.6       Not Acting in Individual Capacity..........................    10

 SECTION 8.    INDEMNIFICATION; COMPENSATION..............................    11

     8.1       Indemnification of the Trust Company
               and Hopkins................................................    11
     8.2       Compensation and Expenses..................................    12

SECTION 9.     TERMINATION OF TRUST AGREEMENT.............................    12

     9.1       Termination of Trust Agreement.............................    12
     9.2       Termination at Option of the Owner
               Participant................................................    13
     9.3       Distribution of Trust Estate Upon
               Termination................................................    14

SECTION 10.    SUCCESSOR OWNER TRUSTEES, CO-OWNER
               TRUSTEES AND SEPARATE OWNER TRUSTEES.......................    14

     10.1      Resignation and Successors.................................    14
     10.2      Additional and Separate Trustees...........................    16

SECTION 11.    SUPPLEMENTS AND AMENDMENTS.................................    19

     11.1      Supplements and Amendments.................................    19
     11.2      Limitation on Amendments...................................    20

SECTION 12.    MISCELLANEOUS..............................................    20

     12.1      No Legal Title to Trust Estate in the
               Owner Participant..........................................    20
     12.2      Sale of the Undivided Interest by the
               Owner Trustee is Binding...................................    20
     12.3      Notices....................................................    20

                                                                            Page
                                                                            ----
     12.4      Severability of Provisions.................................    21
     12.5      Separate Counterparts......................................    21
     12.6      Successors and Assigns.....................................    21
     12.7      Transfer of Owner Participant's Interest...................    21
     12.8      Headings; Table of Contents................................    22
     12.9      GOVERNING LAW..............................................    22
     12.10     Performance by the Owner Participant.......................    22
     12.11     The Owner Trustee Documents................................    22
     12.12     Performance of Obligations to Indenture
               Trustee....................................................    22
     12.13     Trust Agreement for Benefit of
               Parties Only...............................................    22
     12.14     Limitation on Owner
               Participant's Liability....................................    23
     12.15     Individual Owner Trustee...................................    23

                                TRUST AGREEMENT
                                ---------------


          THIS TRUST AGREEMENT, dated as of December 12, 1995, is among General Electric Credit Corporation of Georgia, a Georgia corporation, and Fleet National Bank of Connecticut, a national banking association, as Corporate Owner Trustee ("Corporate Owner Trustee"), with the appointment of Michael M. Hopkins,
          -----------------------
an individual resident of the State of Connecticut ("Hopkins"), as co-trustee
                                                     -------
pursuant to Section 10.2 hereof (the "Individual Owner Trustee"; the Corporate
                                      ------------------------
Owner Trustee and the Individual Owner Trustee are sometimes collectively referred to as the "Owner Trustees" and individually as an "Owner Trustee"). In
                    --------------                          -------------
consideration of the mutual agreements herein contained, the agreements contained in the other Operative Documents and the acceptance by the Trust Company and Hopkins of the trusts hereby created, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          SECTION 1.  DEFINITIONS
                      -----------

          For the purposes hereof, terms used herein and not otherwise defined shall have the respective meanings assigned to them in Appendix A (as the same may from time to time be amended, restated, supplemented or otherwise modified). Unless otherwise indicated, references in this Trust Agreement to Sections, subsections, paragraphs and Appendices are to Sections, subsections, paragraphs and Appendices of this Trust Agreement.


          SECTION 2.  AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS
                      --------------------------------------------------

          2.1  Authority to Execute and Perform Various Documents.  The Owner
               --------------------------------------------------
Participant hereby authorizes and directs the Owner Trustees and the Owner Trustees agree for the benefit of the Owner Participant (i) on the Closing Date, to execute and deliver the Participation Agreement and, upon receipt of the authorization and direction by the Owner Participant pursuant to Section 2.11 of the Participation Agreement, to execute and deliver the Operative Documents contemplated to be executed and delivered by the Owner Trustees on the Closing Date and take the other actions contemplated to be taken by the Owner Trustees on the Closing Date in the Operative Documents, (ii) to execute and deliver any other agreement, instrument or certificate contemplated by the Operative Documents as the Owner Participant from time to time may direct in written instructions to the Owner Trustees (collectively, with the Operative Documents, the "Owner Trustee Documents"), (iii) subject to the terms of this Trust
     -----------------------
Agreement and of the other Operative Documents to which each Owner Trustee is a party, to take whatever action shall be required to be taken by such Owner Trustee by the terms of, and exercise its or his rights (upon instructions received from the Owner Participant) and perform its or his duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) and (ii) of this Section 2.1 as set forth in such documents, agreements, instruments and certificates, and (iv) subject to the terms of this Trust Agreement and the other Operative Documents to which it or he is a party, to take such other action in connection with the foregoing as the Owner Participant may from time to time direct in written instructions to the Owner Trustees.


          SECTION 3.  DECLARATION OF TRUST.
                      --------------------

          3.1  Appointment of the Owner Trustee.  The Owner Participant hereby
               --------------------------------
appoints and constitutes the Trust Company as the Corporate Owner Trustee hereunder to act as trustee of the Trust Estate for the purposes and in accordance with the terms set forth herein.

          3.2  Declaration of Trust by Corporate Owner Trustee.  The Trust
               -----------------------------------------------
Company hereby declares that it will hold as Corporate Owner Trustee all estate, right, title and interest of the Corporate Owner Trustee in and to the Undivided Interest and the Owner Trustee Documents, and all money held by the Corporate Owner Trustee from time to time hereunder, including, without limitation, all amounts of Rent, insurance proceeds, sales proceeds, rental proceeds, and requisition, indemnity or other payments of any kind, but specifically excluding Excepted Payments (collectively, the "Trust Estate") (except the Louisiana Trust
                                      ------------
Estate), upon the
trusts set forth herein and for the use and benefit of the Owner Participant as sole beneficiary, subject, however, to the provisions of and the Lien created by the Indenture.

          3.3  Declaration of Trust by the Individual Owner Trustee.  Subject to
               ----------------------------------------------------
the terms of Section 10.2 hereof, Hopkins hereby declares that he will hold as the Individual Owner Trustee all estate, right, title and interest of the Individual Owner Trustee in and to the Louisiana Trust Estate.


          SECTION 4.  PAYMENTS
                      --------

          4.1  Payments from Trust Estate Only.  All payments to be made by the
               -------------------------------
Owner Trustees under this Trust Agreement shall be made only from the assets of or income and proceeds from the Trust Estate and only to the extent that the Owner Trustees shall have received income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof, except as specifically provided herein. The Owner Participant agrees that it will look solely to the assets of or the income and proceeds from the Trust Estate to the extent available for payment as herein provided and that, except as expressly provided herein, neither the Trust Company nor Hopkins shall be liable for any amounts payable under this Trust Agreement and shall not be subject to any liability under this Trust Agreement.

          4.2  Method of Payment.  (a)  All amounts payable to the Owner
               -----------------
Participant or to the Indenture Trustee pursuant to this Trust Agreement shall be paid by the Owner Trustees, if to the Owner Participant, by transferring such amount in immediately available funds to such account at such financial institution as the Owner Participant from time to time may direct or, if to the Indenture Trustee, in the manner specified in the Indenture.

          (b) Notwithstanding the foregoing, the Owner Trustees will pay, if so requested by the Owner Participant in writing, any or all amounts payable by the Owner Trustees hereunder to the Owner Participant either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with the Trust Company in immediately available funds, (ii) by payment at the address for payment specified in
Schedule 1 to the Participation Agreement in immediately available funds or
(iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Owner Trustees.

          (c) The Owner Trustees will pay all amounts payable to the Owner Participant by the Owner Trustees hereunder on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by such Owner Trustee prior to 11:00 a.m., New York City time, and such Owner Trustee shall not have been reasonably able to distribute such funds to the Owner Participant on the day received).


          SECTION 5.  DISTRIBUTIONS
                      -------------

          5.1  Payments to the Indenture Trustee.  Until the Lien of the
               ---------------------------------
Indenture shall have been discharged pursuant to the terms thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind (other than Excepted Payments) payable to the Owner Trustees (other than from the Indenture Trustee) shall be payable directly to the Indenture Trustee for distribution in accordance with the provisions of the Indenture, and if any such amount or payment is received by the Owner Trustees, such amount or payment upon receipt thereof shall be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind for distribution in accordance with the provisions of the Indenture.

          5.2  Payments to the Owner Trustees.  Any payment of the type referred
               ------------------------------
to in Section 5.1 received by any Owner Trustee after the Indenture shall have been discharged pursuant to the terms thereof, any payment received from the Indenture Trustee other than as specified in Section 5.3 and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein shall be distributed forthwith upon receipt by such Owner Trustee in the following order of priority: first, so much of such
                                                       -----
payment as shall be required to reimburse the Owner Trustees for any expenses not otherwise reimbursed as to which the Owner Trustees are entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustees; second, so much of
                                                           ------
the remainder for which provision as to the application thereof is contained in any of the Operative Documents or any of the other Owner Trustee Documents shall be applied and distributed in accordance with the terms of such Operative Document or such other Owner Trustee Document, as the case may be; and third,
                                                                       -----
the balance, if any, shall be paid to the Owner Participant.

          5.3  Excepted Payments.  Any Excepted Payment received by any Owner
               -----------------
Trustee shall be paid by such Owner Trustee to the Person to whom such Excepted Payment is payable pursuant to the terms of the Operative Documents.

          5.4  Certain Distributions to the Owner Participant.  All amounts from
               ----------------------------------------------
time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the terms of the Indenture shall, if paid to any Owner Trustee, be distributed by such Owner Trustee to or at the direction of the Owner Participant.

          SECTION 6.  CERTAIN DUTIES OF THE OWNER TRUSTEES
                      ------------------------------------

          6.1  Notice of Certain Events.  In the event that any Owner Trustee
               ------------------------
shall have Actual Knowledge of any Lease Event of Default, any Indenture Event of Default or any Event of Loss, such Owner Trustee shall give prompt telephonic notice thereof (promptly confirmed in writing) to the Owner Participant, the Lessee and the Indenture Trustee, unless (in the case of notice to the Indenture Trustee or the Lessee) such Lease Event of Default, Indenture Event of Default or Event of Loss, as the case may be, has been remedied before the giving of such notice and such Owner Trustee has Actual Knowledge that such Lease Event of Default, Indenture Event of Default or Event of Loss has been so remedied. Subject to the terms of Section 6.3, the Owner Trustees shall, after the occurrence of any such event, take or refrain from taking such action with respect thereto, not inconsistent with the provisions of the Operative Documents, with respect thereto as the Owner Trustees shall be instructed in writing by the Owner Participant. If an Owner Trustee shall not have received instructions as above provided within 20 days after such notice of such event to the Owner Participant, such Owner

Trustee may, until it shall have received such instructions and subject to the provisions of the Operative Documents, take such action or refrain from taking such action (but shall be under no duty to take or refrain from taking any action) with respect to such Lease Event of Default, Indenture Event of Default or Event of Loss, as it shall deem advisable in the best interests of the Owner Participant.

          6.2  Action Upon Instructions.  (a)  Subject to the terms of Sections
               ------------------------
6.1 and 6.3, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustees shall take or refrain from taking such action or actions, not inconsistent with the provisions of any of the Operative Documents or the Owner Trustee Documents, as may be specified in such instructions. In the event that an Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other Owner Trustee Document, such Owner Trustee may request and rely upon instructions of the Owner Participant.

          (b) Notwithstanding anything to the contrary set forth in Section 2.1 hereof, the Owner Trustees shall not, without instructions from the Owner Participant, (x) exercise any right to retain the Undivided Interest under
Section 7 of the Lease, (y) terminate the Lease except pursuant to the last sentence of Section 6.1 hereof or (z) consent to or approve any action or document as being satisfactory to the Owner Trustees, or waive any condition or the performance of any obligation in favor of the Owner Trustees or the Trust Estate, or release the Lessee from any obligation under the Operative Documents.

          6.3  Indemnification.  Neither Owner Trustee shall be required to take
               ---------------
or refrain from taking any action under Section 6.1 or 6.2 (other than the actions specified in the first sentence of Section 6.1) unless such Owner Trustee shall have been indemnified by the Owner Participant, in manner and form reasonably satisfactory to such Owner Trustee, against any liability, fee, cost or expense (including without limitation reasonable attorneys' fees) which may be incurred or charged in connection therewith, other than any such liability, fee, cost or expense which results from the willful misconduct (including without limitation willful breach of contract) or gross negligence of such Owner Trustee, or the failure of such Owner Trustee to use ordinary care in the receipt and disbursement of funds, and, if the Owner Participant shall have directed such Owner Trustee to take or refrain from taking any action under any Operative Document, the Owner Participant agrees to furnish such indemnity (subject to the foregoing limitation) as shall be reasonably satisfactory to such Owner Trustee, and in addition, to the extent not otherwise paid pursuant to the terms of any other Operative Document or Owner Trustee Document, to pay the reasonable compensation of such Owner Trustee for the services performed or to be performed by it pursuant to such direction as set forth in Section 8.2. Neither Owner Trustee shall be required to take any action under any Operative Document or any Owner Trustee Document if such Owner Trustee reasonably shall determine, or shall have been advised by counsel, that such action is likely to result in unindemnified personal liability to such Owner Trustee or is contrary to the terms hereof or of any documents contemplated hereby to which such Owner Trustee is a party, or otherwise contrary to law, and such Owner Trustee in such case shall deliver promptly to the Owner Participant written notice of the basis of its refusal to act.

          6.4  No Duties Except as Specified.  Neither Owner Trustee shall have
               -----------------------------
any power, right, authority, duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Undivided Interest or any other part of the Trust Estate (including the Louisiana Trust Estate), or to otherwise take or refrain from taking any action under, or in connection with, any Owner Trustee Document or any of the other Operative Documents, except as expressly provided by the terms of this Trust Agreement, the Indenture or the Owner Trustee Documents or in written instructions from the Owner Participant received pursuant to Section
6.1 or 6.2; and no implied duties or obligations shall be read into this Trust Agreement against either Owner Trustee. Notwithstanding and without limiting the foregoing, the Trust Company agrees that it will, in its individual capacity and at its own expense, without any right to indemnification hereunder, promptly take all action necessary to discharge and satisfy in full any Lessor's Lien attributable to it or Hopkins on any part of the Trust Estate (including the Louisiana Trust Estate) and will claim no indemnity therefor hereunder or under the Participation Agreement or under any other Operative Document. Notwithstanding and without limiting the foregoing, Hopkins agrees that he will, in his individual capacity and at his own expense, without any right to indemnification hereunder, promptly take all action necessary to discharge and satisfy in full any Lessor's Lien attributable to him on any part of the Trust Estate (including the Louisiana Trust Estate) and will claim no indemnity therefor hereunder or under the Participation Agreement or under any other Operative Document.

          6.5  No Action Except Under Specified Documents or Instructions.
               ----------------------------------------------------------
Neither Owner Trustee shall have any right, power or authority to, and each Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Undivided Interest or any other part of the Trust Estate (including the Louisiana Trust Estate) except as (i) expressly provided by the terms of this Trust Agreement, (ii) expressly required by the terms of any Owner Trustee Document or (iii) expressly directed or authorized in written instructions from the Owner Participant pursuant to Section 6.1 or 6.2.

          6.6  Tax Returns; Records.  The Corporate Owner Trustee shall be
               --------------------
responsible for the maintaining of all appropriate books and records relating to the receipt and disbursement of all money which it may receive or be entitled to hereunder or under any agreement contemplated hereby. The Corporate Owner Trustee agrees, at the request and expense of the Owner Participant, to file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereby and to prepare or cause to be prepared and to sign and/or file all tax returns with respect to the transactions contemplated hereby or any agreement referred to herein; provided,
                                                                      --------
however, that the Corporate Owner Trustee shall send a copy of the contemplated
- -------
return to the Owner Participant not more than sixty (60) nor less than thirty
(30) days prior to the due date of the return. The Owner Participant, upon request, will furnish the Corporate Owner Trustee with all such information as may be reasonably required from the Owner Participant in connection with the preparation of such tax returns. The Corporate Owner

Trustee shall keep copies of all returns delivered to or filed by it.

          6.7  Absence of Certain Duties.  Except in accordance with written
               -------------------------
instructions furnished pursuant to Sections 6.1 and 6.2, and without limiting the generality of Section 6.4, neither Owner Trustee shall have any duty (i) to file, record or deposit any Operative Document or Owner Trustee Document, including without limitation this Trust Agreement, or any other document, or to maintain any such filing, recording or deposit, or to refile, rerecord or redeposit any such document, (ii) to obtain insurance with respect to the Undivided Interest or to effect or maintain any such insurance, other than to receive and forward to the Owner Participant any notices, policies, certificates or binders furnished to such Owner Trustee by the Lessee or its insurance brokers, (iii) to maintain or mark the Undivided Interest, (iv) to pay or discharge any tax, assessment or other governmental charge, or any Lien or encumbrance of any kind, owing with respect to or assessed or levied against any part of the Trust Estate, (including the Louisiana Trust Estate) except as provided in Section 6.4, (v) to confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of the Lessee or the Guarantor, (vi) to inspect the Undivided Interest at any time, or to ascertain or inquire as to the performance or observance of any of the covenants of the Lessee or any other Person under any Operative Document or Owner Trustee Document with respect to the Undivided Interest or any other part of the Trust Estate (including the Louisiana Trust Estate) or (vii) to manage, control, use, sell, dispose of or otherwise deal with the Undivided Interest or any other part of the Trust Estate (including the Louisiana Trust Estate), or any part thereof, except as provided in clauses (i), (ii) and (iii) of Section 6.5.

          6.8  Fixed Investment Trust.  Notwithstanding anything herein to the
               ----------------------
contrary, neither Owner Trustee shall be authorized nor have any power to reinvest the proceeds of the Trust Estate (including the Louisiana Trust Estate) or to otherwise "vary the investment" of the Owner Participant within the meaning of Treasury Regulations (S) 301.7701-4(c)(1).

          6.9  Place of Administration.  The principal place of administration
               -----------------------
of the trusts created hereby shall be in Hartford, Connecticut.

          SECTION 7.  THE OWNER TRUSTEES
                      ------------------

          7.1  Acceptance of Trusts and Duties.  Each Owner Trustee accepts the
               -------------------------------
trusts hereby created and agrees to perform the same on the terms of this Trust Agreement. Each Owner Trustee also agrees to disburse all moneys actually received by it or him constituting part of the Trust Estate pursuant to the terms of this Trust Agreement. Neither the Trust Company nor Hopkins shall be answerable or accountable under any circumstances except, and in the case of such exceptions shall not be entitled to indemnity hereunder, (i) for such Person's own willful misconduct (including without limitation willful breach of contract) or gross negligence, (ii) in the case of the inaccuracy of any of such Person's representations or warranties contained in Section 7.3 hereof or in
Section 8 of the Participation Agreement or in any written certificate delivered pursuant to any Operative Document given expressly in such Person's individual capacity and not in its capacity as a trustee hereunder, (iii) as arising from such Person's failure to perform obligations expressly undertaken by such Person in the last sentence of Section 6.4 hereof or expressly undertaken by such Person in Section [11.2] of the Participation Agreement, (iv) for any Tax based on or measured by any fees, commissions or compensation received by such Person for acting as Owner Trustee in connection with any of the transactions contemplated by the Operative Documents, or (v) for such Person's failure to use ordinary care in the receipt and disbursement of funds.

          7.2  Furnishing of Documents.  Each Owner Trustee will furnish to the
               -----------------------
Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, opinions, certificates, financial statements and any other instruments furnished to such Owner Trustee under any Operative Document or any Owner Trustee Document, unless such Owner Trustee shall have determined that the same already has been actually received by the Owner Participant.

          7.3  No Representations or Warranties as to the Undivided Interest
               -------------------------------------------------------------
or Documents. (a) NEITHER THE TRUST COMPANY, HOPKINS, THE CORPORATE OWNER
- ------------
TRUSTEE NOR THE INDIVIDUAL OWNER TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, except that each of the Trust Company and Hopkins hereby represents and warrants that (i) on the Closing Date, the applicable Owner Trustee shall have received whatever right, title and/or interest in or to the Undivided Interest as was conveyed to such Owner Trustee by the Lessee and
(ii) the Undivided Interest shall be free and clear of Lessor's Liens attributable to Trust Company and Hopkins, respectively, and (b) neither the Trust Company, Hopkins, the Corporate Owner Trustee nor the Individual Owner Trustee makes any representation or warranty as to the validity or enforceability of any Operative Document, or as to the correctness of any statement therein, except to the extent that any such representation, warranty or statement is expressly made in an Operative Document or in any written certificate delivered pursuant thereto by any Owner Trustee, the Trust Company or Hopkins and except that each of the Trust Company and Hopkins hereby represents and warrants that this Trust Agreement has been duly executed and delivered by the Trust Company and Hopkins and each of the Owner Trustee Documents has been or will be executed and delivered by officers of the Trust Company or by each Owner Trustee who are or will be duly authorized to execute and deliver documents on its behalf and by Hopkins on his own behalf.

          7.4  No Segregation of Moneys; No Interest.  Except as otherwise
               -------------------------------------
provided herein, in any other Operative Document or in written instructions from the Owner Participant, moneys received by any Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and such Owner Trustee shall not be liable for any interest thereon.

          7.5  Reliance; Advice of Counsel.  Neither Owner Trustee shall incur
               ---------------------------
any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by such Owner Trustee in good faith to be genuine and reasonably believed by such Owner Trustee in good faith to be signed by the proper party or parties. Any request, direction, order or demand of the Owner Participant or the Lessee mentioned herein or in any other Operative Document to which either Owner Trustee is a party shall be sufficiently evidenced by an Officer's Certificate of the Owner Participant or the Lessee, as the case may be. Each Owner Trustee may accept in good faith a certified copy of a resolution of the Board of Directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, each Owner Trustee may for all purposes hereof rely on an Officer's Certificate of the relevant party as to such fact or matter, and such Officer's Certificate shall constitute full protection to such Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, such Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and may consult with counsel, accountants and other skilled persons to be selected and employed by it, and such Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by such Owner Trustee in accordance with the written advice or opinion within the scope of the competence of any such counsel, accountants or other skilled persons and not contrary to this Trust Agreement, except for the use of due care in the appointment of counsel, accountants or other skilled persons.

          7.6  Not Acting in Individual Capacity.  Except as provided in this
               ---------------------------------
Trust Agreement, in accepting the trusts hereby created each Owner Trustee agrees to act solely as trustee hereunder and not in its individual capacity; and all Persons having any claim against such Owner Trustee by reason of the transactions contemplated by the Operative Documents or the Owner Trustee Documents shall look only to the Trust Estate (including the Louisiana Trust Estate) (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Trust Agreement and except to the extent such Owner Trustee otherwise shall agree in any Owner Trustee Document.


          SECTION 8.  INDEMNIFICATION; COMPENSATION
                      -----------------------------

          8.1  Indemnification of the Trust Company and Hopkins.   The Owner
               ------------------------------------------------
Participant agrees to assume liability for, and to indemnify and hold harmless the Trust Company and Hopkins against and from any and all liabilities, obligations, damages, taxes (excluding any taxes, fees or other charges payable by the Trust Company and Hopkins or measured by any compensation received by each Owner Trustee for its services hereunder), claims, actions, suits, out-of-pocket costs, expenses and disbursements of any kind and nature whatsoever, including without limitation the reasonable fees and expenses of counsel but excluding internal costs and expenses such as salaries and overhead (collectively, "Trust Expenses") which may be imposed on, incurred by or
                --------------
asserted at any time against the Trust Company or Hopkins (whether or not also indemnified by any other Person; provided, however, that to the extent the Trust
                                 --------  -------
Company or Hopkins shall have actually received any payment in the nature of an indemnity payment from any such other Person relating to a claim hereunder, the Trust Company and Hopkins shall not be entitled to the amount of any such payment pursuant to this Section 8.1 (notwithstanding that the Trust Company or Hopkins may have returned any such amount to the paying party)) in any way relating to or arising out of (i) the administration of the Trust Estate (including the Louisiana Trust Estate) or the action or inaction of the Trust Company or Hopkins hereunder or under the other Operative Documents, (ii) the Production System or any part thereof, (iii) the Operative Documents or any of them, the issuance of the Secured Notes or the making of any investment in the Undivided Interest, payments made pursuant to any thereof or the enforcement by the Trust Company or Hopkins of any of such Person's rights under the Operative Documents, or any other transaction contemplated by the Operative Documents, or
(iv) the manufacture, financing, construction, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, abandonment or other application or disposition of all or any part of the Undivided Interest or any interest therein, including without limitation (A) claims or penalties arising from any violation of law or liability in tort (strict or otherwise), (B) loss of or damage to any property or the environment or death or injury to any Person, (C) latent or other defects, whether or not discoverable and (D) any claim for patent, trademark or copyright infringement; except only that the Owner Participant shall not be required to indemnify the Trust Company or Hopkins for Trust Expenses arising or resulting from any of the matters (1) described in clauses (i) through (v) of the last sentence of Section 7.1 or (2) for which the Lessee would not have been required to indemnify the Trust Company or Hopkins pursuant to Section 12.1 or 12.2 of the Participation Agreement (disregarding for this purpose (i) clause (1) of the proviso to Section 12.1(a) of the Participation Agreement and (ii) Sections 12.2(b)(5) and 12.2(b)(10) of the Participation Agreement). The indemnities contained in this Section 8.1 shall survive the termination of this Trust Agreement. To secure the foregoing indemnities, each Owner Trustee shall be entitled to apply any amount otherwise distributable to the Owner Participant pursuant to Section 5.2 against any such indemnity which has not been paid when due. The indemnities contained in this
Section 8.1 extend to the Trust Company and Hopkins only and shall not be construed as indemnities of the Trust Estate (including the Louisiana Trust Estate). The Trust Company and Hopkins agree that, before asserting any right to indemnification under this Trust Agreement, in its or his individual capacity, or in such Person's capacity as Owner Trustee, it shall first demand and pursue by appropriate means, for a reasonable period of time, its corresponding right to indemnification, if any, pursuant to Section 12 of the Participation Agreement.

          8.2  Compensation and Expenses.  Each Owner Trustee agrees that it or
               -------------------------
he shall have no right against the Owner Participant or the Trust Estate (including the Louisiana Trust Estate) for any fee as compensation for its or his services or for its or his expenses, to the extent the Lessee or the Lessor has paid such amounts pursuant to Section 2.9 or 12.1(g) of the Participation Agreement. Subject to the preceding sentence, the Owner Participant shall pay, or reimburse each Owner Trustee for, all reasonable expenses of such Owner Trustee, together with reasonable compensation for its services hereunder as provided herein, including without limitation the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such Owner Trustee may employ in connection with the exercise and performance of its or his rights and duties under the Operative Documents, unless and to the extent that such Owner Trustee otherwise receives payment or reimbursement pursuant to any Operative Document, whether or not the transactions contemplated hereby are consummated.


          SECTION 9.  TERMINATION OF TRUST AGREEMENT
                      ------------------------------

          9.1  Termination of Trust Agreement.  Subject to the terms of the
               ------------------------------
Participation Agreement, the Indenture and Sections 5 and 8.1, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Owner Trustees of all property constituting part of the Trust Estate (including the Louisiana Trust Estate) and the final distribution by the Owner Trustees of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Section 5 and (ii) twenty-one
(21) years less one day after the death of the last survivor of all of the descendants living on the date of this Trust Agreement of the present members of the respective Boards of Directors of the Trust Company and the Owner Participant, but if any rights, privileges or options hereunder shall be or become valid under applicable law for a period subsequent to the twenty-first anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross exceeding the period for which such rights, privileges and options are hereinabove stated to extend and be valid), then such rights, privileges or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until such time as the same shall cease to be valid under applicable law.

          9.2  Termination at Option of the Owner Participant.  The provisions
               ----------------------------------------------
of Section 9.1 notwithstanding, but subject to Section 11.2, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate (including the Louisiana Trust Estate) shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustees to revoke the trusts created hereby; provided that, in addition to the giving of
                                  --------
such notice, the Owner Participant, with the cooperation of the Owner Trustees, shall execute and deliver such written agreements and instruments and take such actions as shall be necessary in order to cause the succession of the Owner Participant to all the rights, title, interests, duties and liabilities of each Owner Trustee under the Operative Documents (other than obligations attributable to any gross negligence or willful misconduct of the Trust Company or Hopkins or any breach by either Owner Trustee of its or his obligations under the Operative Documents); provided, however, that prior to any such termination,
                          --------  -------
the Lien of the Indenture on the Indenture Estate shall have been released, and full payment of the principal of or, premium (if any) and interest on the Secured Notes shall have been made or the Indenture Trustee shall have consented to such termination. The written agreements and instruments referred to in the preceding sentence shall be reasonably satisfactory in form and substance to the Owner Trustees and shall release the Owner Trustees from all further obligations of the Owner Trustees hereunder and under the agreements and other instruments mentioned in the preceding sentence.

          9.3  Distribution of Trust Estate Upon Termination.  Upon any
               ---------------------------------------------
termination of the trusts created hereby pursuant to Section 9.1 or 9.2, the Owner Trustees shall transfer title to the Trust Estate (including the Louisiana Trust Estate) (and assign all its or his right, title and interest in, to and under each Operative Document) to the Owner Participant or its designee. No later than the effective date of termination of the trust created hereby each Owner Trustee or its or his designee shall execute and deliver to the Owner Participant a bill of sale and other written instrument or instruments prepared by the Owner Participant in form and substance reasonably satisfactory to each Owner Trustee evidencing the transfer of title to the Trust Estate (including the Louisiana

Trust Estate) to the Owner Participant and, no later than the effective date of such termination, the Owner Participant shall execute and deliver to each Owner Trustee a written instrument in form and substance reasonably satisfactory to each Owner Trustee evidencing discharge of such Owner Trustee from its or his obligations hereunder and under the other Operative Documents to which such Owner Trustee is a party except those theretofore accrued and its obligations to release Lessor Liens.


          SECTION 10.  SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE
                       --------------------------------------------------------
                       OWNER TRUSTEES
                       --------------

          10.1  Resignation and Successors.  (a)  Each Owner Trustee may resign
                --------------------------
at any time without cause by giving at least thirty (30) days' prior written notice to the Owner Participant, with a copy to the Indenture Trustee and the Lessee, such resignation to be effective on the acceptance of appointment by a successor to such Owner Trustee under paragraph (b) of this Section 10.1. In addition, the Owner Participant at any time may remove any Owner Trustee without cause by an instrument in writing delivered to such Owner Trustee, the Indenture Trustee and the Lessee, such removal to be effective upon the acceptance of appointment by a successor to such Owner Trustee under paragraph (b) of this
Section 10.1. In case of the resignation or removal of any Owner Trustee, the Owner Participant may appoint a successor to such Owner Trustee by an instrument in writing, signed by the Owner Participant. If a successor to such Owner Trustee shall not have been appointed within thirty (30) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, such Owner Trustee, the Owner Participant, the Indenture Trustee or the Lessee may apply to any court of competent jurisdiction to appoint a successor to such Owner Trustee reasonably acceptable to the Owner Participant to act until such time, if any, as a successor shall have been appointed as above provided in this Section 10.1. Any successor so appointed by such court shall immediately and without further act be superseded by any successor to the Owner Trustee appointed as above provided in this Section 10.1.

          (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment and shall give the Owner Participant, the Indenture Trustee and Lessee written notice of such acceptance. Upon the execution and delivery of such instrument, such successor Owner Trustee, without further act provided that any required Governmental Actions have been obtained, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named an Owner Trustee herein; provided, however, that upon the
                                          --------  -------
written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor trustee as the Owner Trustee hereunder, and such predecessor trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor trustee as the Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor trustee, pursuant to written instructions of the Owner Participant, will execute all documents and take all reasonable action within its control in order to cause such title held in the Trust Estate (including the Louisiana Trust Estate) by such predecessor trustee to be transferred to the successor Owner Trustee.

          (c) Any successor to the Corporate Owner Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000 reasonably acceptable to the Owner Participant and regularly engaged in or having expertise in leveraged leasing, if there be such an institution willing, able and legally qualified to perform the duties of the Corporate Owner Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Corporate Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Corporate Owner Trustee shall be a party, or any corporation to which sub-stantially all the corporate trust business of the Corporate Owner Trustee may be transferred, shall be, subject to compliance with the terms of paragraph (c) of this Section 10.1, the Corporate Owner Trustee under this Trust Agreement without further act.

          (e) Any successor to the Individual Owner Trustee, however appointed, shall be a natural person who is a citizen of the United States or a bank or trust company incorporated and doing business within the United States of America, domiciled in Louisiana and having a combined capital and surplus of at least $50,000,000 reasonably acceptable to the Owner Participant and regularly engaged in or having expertise in leveraged leasing, if there be such an institution willing, able and legally qualified to perform the duties of the Individual Owner Trustee hereunder upon reasonable or customary terms, and in any event shall comply with the provisions of La. R.S. 9:1783.

          10.2  Additional and Separate Trustees.  (a)  In order to comply with
                --------------------------------
the provisions of La. R.S. 9:1783 and other provisions of Louisiana law (to the extent the same may be applicable), the Owner Participant and the Corporate Owner Trustee hereby appoint Michael M. Hopkins, a resident of the State of Connecticut, as the Individual Owner Trustee to hold title solely to that portion of the Trust Estate that is subject to the laws of the State of Louisiana and as to which the Corporate Owner Trustee is not qualified to take or hold title to under such laws (the "Louisiana Trust Estate"). Further, if an
                                       ----------------------
Owner Trustee or the Owner Participant shall conclude that it is necessary or prudent in order to conform to the law of any other jurisdiction in which all or any part of the Trust Estate shall be situated, or to make or defend any claim or bring or defend any suit with respect to the Trust Estate, the Secured Notes or any Operative Document, or pursuant to advice of counsel satisfactory to it or him, or if an Owner Trustee shall have been directed to do so by the Owner Participant, such Owner Trustee shall appoint another Person to act as additional or separate trustee for all or any part of the Trust Estate with such property, title, right, power or duty as such Owner Trustee and the Owner Participant may determine. In case any such additional trustee or separate trustee shall resign or be removed, all the assets, property, rights, powers or duties of such additional trustee or separate trustee, as the case may be, so far as permitted by any applicable law, shall vest in and be exercised by a new successor to such additional trustee, appointed in the manner otherwise provided in this Trust Agreement.

          (b) The Individual Owner Trustee shall hold title to the Louisiana Trust Estate and, in such capacity, shall execute the Indenture and any other of the Operative Documents as may be required in order to acquire, mortgage and otherwise affect the Louisiana Trust Estate. The Individual Owner Trustee shall have full power and authority to hold, mortgage, pledge and dispose of the Louisiana Trust Estate subject to the terms and provisions hereof; provided, further, that to the extent permitted from time to time by Louisiana law, the Individual Owner Trustee shall confer with and obtain the concurrence of the Corporate Owner Trustee prior to taking any such action. Further, in the event that either the Owner Participant or any Owner Trustee shall determine to appoint another Person as additional or separate trustee, such Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto, and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by such Owner Trustee and the Owner Participant, either to act as an additional trustee or trustees of all or any part of the Trust Estate, jointly with such Owner Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such agreement supplemental hereto, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right, or power deemed necessary or proper by such Owner Trustee or the Owner Participant, subject to the remaining provisions of this
Section 10.2. In the event the Owner Participant shall not have joined in the execution of such agreement supplemental hereto within fifteen (15) days after the receipt of a written request from such Owner Trustee so to do without providing a reasonable basis for such failure to join, such Owner Trustee may act under the foregoing provisions of this Section 10.2 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints such Owner Trustee its agent and attorney-in-fact to act for the Owner Participant under the foregoing provisions of this Section 10.2 in the event of the occurrence of either of such contingencies. No additional trustee hereunder shall be an Affiliate or agent of the Lessee. Such Owner Trustee may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by an additional trustee or separate trustee for more fully and certainly vesting in and confirming to such Person any property, title, right or power which, by the terms of such agreement supplemental hereto, are expressed to be conveyed or conferred to or upon such additional trustee or separate trustee, and the Owner Participant shall, upon such Owner Trustee's request, join therein and execute, acknowledge and deliver the same; and the Owner Participant hereby appoints such Owner Trustee its agent and attorney-in-fact to execute, acknowledge and deliver any such deed, conveyance, assignment or other instrument in the event that such Owner Participant shall not itself execute and deliver the same within fifteen (15) days after receipt by it of such request so to do.

          (c) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed to act and such Owner Trustee shall act, subject to the following provisions and conditions:

          (i) to the extent permitted by applicable law, all powers, duties, obligations and rights conferred or imposed upon such Owner Trustee in respect of the receipt, custody, management, investment and payment of moneys, shall be exercised solely by such Owner Trustee;

          (ii) all other rights, powers, duties, and obligations conferred or imposed upon such Owner Trustee shall be conferred or imposed upon and exercised or performed by such Owner Trustee and such additional trustee or trustees and separate trustee or trustees jointly, except to the extent set forth in 10.2(b) above with respect to the Individual Owner Trustee, or to the extent that under any law of the jurisdiction in which any particular act or acts are to be performed by such Owner

          Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

          (iii) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except as set forth in 10.2(b) above with respect to the individual Owner Trustee or except jointly with, or with the consent of, such Owner Trustee; and

          (iv) no trustee hereunder shall be personally liable for reason of any act or omission of any other trustee hereunder.

          (d) If at any time the Owner Trustees and the Owner Participant shall deem it no longer necessary or prudent in order to conform to any applicable law or shall be advised by its counsel that it is no longer necessary or prudent in the interest of the Owner Trustees and the Owner Participant to maintain the appointment of such additional or separate trustee as provided herein, the Owner Trustees and the Owner Participant shall execute and deliver any agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any such additional or separate trustee. In the event that the Owner Participant shall not have joined in the execution of such agreement supplemental hereto, instruments and agreements, the Owner Trustees may act on behalf of the Owner Participant to the same extent provided above in this
Section 10.2.

          (e) Any additional trustee or separate trustee may at any time by an instrument in writing constitute either

Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent which may be authorized by applicable law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by law, shall vest in and be exercised by the Owner Trustees without necessity of any act by any party and without the appointment of a new successor to such additional or separate trustee, unless and until a successor is appointed in the manner provided in this Section 10.2.

          (f)  Each additional or separate trustee appointed pursuant to this
Section 10.2 shall be subject to, and shall have the benefit of, Sections 6.1 through 6.7 and Sections 8.1 and 11.2 insofar as they apply to the Owner Trustees. No appointing of, or action by, any additional trustee will relieve the Owner Trustees of any of its or his obligations hereunder or under any other Operative Document.


          SECTION 11.  SUPPLEMENTS AND AMENDMENTS
                       --------------------------

          11.1  Supplements and Amendments.  Subject to the terms of the
                --------------------------
Operative Documents, at the written request of the Owner Participant, this Trust Agreement shall be amended by a written instrument signed by the Trust Company, Hopkins and the Owner Participant, but if in the reasonable opinion of the Trust Company or Hopkins any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Trust Company or Hopkins under this Trust Agreement or any of the documents contemplated hereby to which it is a party, or would cause or result in any conflict with or breach of any term, condition or provision of, or default under, its charter documents or by-laws or any document contemplated hereby to which it is a party, the Trust Company or Hopkins in its or his sole discretion may decline to execute such instrument.

          11.2  Limitation on Amendments.  The provisions of Section 11.1
                ------------------------
notwithstanding, but subject to Sections 11.1(g) and 17.6(b) of the Participation Agreement, (i) this Trust Agreement may not be revoked or terminated by the Owner Participant and (ii) the Owner Participant shall not request the Trust Company or Hopkins to execute any amendment which would result in the trusts created hereunder being terminated or which would materially adversely affect the Indenture Estate, in either case prior to the release of the Lien of the Indenture on the Indenture Estate or prior to the payment in full of the principal of, premium (if any) and interest on the Secured Notes unless the Indenture Trustee shall have consented to any such revocation, termination or amendment.


          SECTION 12.  MISCELLANEOUS
                       -------------

          12.1  No Legal Title to Trust Estate in the Owner Participant.  The
                -------------------------------------------------------
Owner Participant shall not have legal title to any part of the Trust Estate.
No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate or hereunder shall operate to terminate this Trust Agreement or the trusts created hereby or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          12.2  Sale of the Undivided Interest by the Owner Trustee is Binding.
                --------------------------------------------------------------
Any sale, transfer or other conveyance of the Undivided Interest or other property included in the Trust Estate or any part thereof by the Owner Trustees made pursuant to the terms of this Trust Agreement or any other Operative Document shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustees and the Owner Participant in and to the Undivided Interest or other property included in the Trust Estate (including the Louisiana Trust Estate) or part thereof, as the case may be. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustees.

          12.3  Notices.  Unless otherwise expressly specified or permitted by
                -------
the terms hereof, all notices hereunder shall be given as provided in Section 17.3 of the Participation Agreement.



          12.4  Severability of Provisions.  Any provision of this Trust
                --------------------------
Agreement which may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall negotiate in good faith to replace such provision with an appropriate legal provision. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          12.5  Separate Counterparts.  This Trust Agreement may be executed by
                ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          12.6  Successors and Assigns.  This Trust Agreement, including the
                ----------------------
terms and provisions hereof, shall be binding upon the Owner Participant, the Trust Company, Hopkins or the Owner Trustees, whichever is applicable pursuant to the terms hereof, and their respective successors and assigns, and inure to the benefit of the Owner Participant, the Trust Company, Hopkins or the Owner Trustees, whichever is applicable pursuant to the terms hereof, and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind the successors and assigns of the Owner Participant.

          12.7  Transfer of Owner Participant's Interest.  (a) All provisions of
                ----------------------------------------
Section 13 of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 12.7) be applicable
                         ----------------
to any assignment, conveyance or other transfer by any Owner Participant of any of its right, title or interest in and to the Trust Estate or this Trust Agreement or any other Operative Document.

          (b) In the event that at any time there shall be more than one Owner Participant pursuant to the provisions of Section 13 of the Participation Agreement, then in each such case, as used herein, the term "Owner Participant" shall be deemed to refer to each such Owner Participant, except that any reference to consents, approvals or waivers of the "Owner Participant" as used herein shall require the consent, approval or waiver of each such Owner Participant. At any time that there shall be required to be made hereunder any distribution, disbursement, assignment or other transfer of monies or, any other item whatsoever, then such distribution, disbursement, assignment or other transfer shall be made pro rata to each Owner Participant existing at such time in accordance with their respective interests hereunder. If there shall be more than one Owner Participant, no Owner Participant shall be liable for performance by any other Owner Participant of such other Owner Participant's obligations under the Operative Documents or in respect of actions taken by any other Owner Participant except as otherwise expressly so set forth.

          12.8  Headings; Table of Contents.  The division of this Trust
                ---------------------------
Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

          12.9  GOVERNING LAW.  THIS TRUST AGREEMENT SHALL BE GOVERNED BY, AND
                -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          12.10  Performance by the Owner Participant.  Any obligation of the
                 ------------------------------------
Trust Company, Hopkins or the Owner Trustees hereunder or under any other Operative Document or other document contemplated hereby, may be performed by the Owner Participant and any such performance shall not be construed as a revocation of the trusts created hereby.

          12.11  The Owner Trustee Documents.  If any provision in this Trust
                 ---------------------------
Agreement shall conflict with or
otherwise be inconsistent with the terms of any Owner Trustee Documents, the terms of such Owner Trustee Document shall control.

          12.12  Performance of Obligations to Indenture Trustee.  After the
                 -----------------------------------------------
Indenture shall have been discharged pursuant to the terms thereof, the provisions of this Trust Agreement which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Indenture Trustee shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

          12.13  Trust Agreement for Benefit of Parties Only.  Unless otherwise
                 -------------------------------------------
expressly provided herein, nothing herein shall be construed to give any Person other than the Owner Trustees and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement and this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustees and the Owner Participant.

          12.14  Limitation on Owner Participant's Liability.  Except as
                 -------------------------------------------
expressly set forth herein, the Owner Participant shall not have any liability for the performance of this Trust Agreement.

          12.15  Individual Owner Trustee.  The Individual Owner Trustee signs
                 ------------------------
this Trust Agreement to accept the duties and responsibilities granted hereunder.

          IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed as of the date first above written.

Signed, Sealed and delivered in         FLEET NATIONAL BANK OF CONNECTICUT,
the presence of:                        not in its individual capacity,
                                        except as expressly provided herein,
                                        but solely as Corporate Owner Trustee


                                        By: /s/ Michael M. Hopkins
___________________________                 ----------------------
Witness                                     Its: Vice President

___________________________
Witness





                                              [CORPORATE SEAL]



                                        MICHAEL M. HOPKINS, not in his
                                        individual capacity, except as
                                        expressly provided herein, but solely
                                        as Individual Owner Trustee


                                        /s/ Michael M. Hopkins
____________________________            ----------------------
Witness                                 Michael M. Hopkins

____________________________
Witness


                                         GENERAL ELECTRIC CREDIT CORPORATION
                                         OF GEORGIA

                                         By:/s/ John Stewart
____________________________                ----------------
Witness                                     Its:  Vice President

____________________________
Witness






                                               [CORPORATE SEAL]

                                ACKNOWLEDGMENT
                                --------------


STATE OF NEW YORK

COUNTY OF NEW YORK


          On this ___ day of December, 1995, before me, the undersigned Notary Public, duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared ______________________ ("Appearer"), who being first duly sworn, deposed and said that the Appearer is the __________ of FLEET NATIONAL BANK OF CONNECTICUT (the "Bank"), that Appearer executed and delivered the above and foregoing Trust Agreement as the true act and deed of the Bank, and that Appearer was authorized to do so by the Board of Directors of the Bank.

WITNESSES:


______________________________          ___________________________
                                        Name: Michael M. Hopkins
                                        Title: Vice-President
______________________________



                          ___________________________
                                 NOTARY PUBLIC


[Notarial Seal]     My Commission expires: ________________

                                ACKNOWLEDGMENT
                                --------------


STATE OF NEW YORK

COUNTY OF NEW YORK


          On this ___ day of December, 1995, before me, the undersigned Notary Public, duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared John Stewart ("Appearer"), who being first duly sworn, deposed and said that the Appearer is a Vice President of GENERAL ELECTRIC CREDIT CORPORATION OF GEORGIA (the "Corporation"), that Appearer executed and delivered the above and foregoing Trust Agreement as the true act and deed of the Corporation, and that Appearer was authorized to do so by the Board of Directors of the Corporation.

WITNESSES:


______________________________          _________________________
                                        Name:  John Stewart
                                        Title: Vice President
______________________________



                          ___________________________
                                 NOTARY PUBLIC


[Notarial Seal]     My Commission expires: ________________

                                ACKNOWLEDGMENT
                                --------------


STATE OF NEW YORK

COUNTY OF NEW YORK


          On this ___ day of December, 1995, before me, the undersigned Notary Public, duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Michael M. Hopkins ("Appearer"), who being first duly sworn, deposed and said that the Appearer executed the above and foregoing Trust Agreement of Appearer's own free will, for the uses and purposes set forth therein.

WITNESSES:


______________________________          _________________________
                                        Michael M. Hopkins

______________________________



                          ___________________________
                                 NOTARY PUBLIC


[Notarial Seal]     My Commission expires: ________________